UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2013

TRANSBIOTEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53316	26-0731818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

194 Marina Drive, Suite 202
Long Beach, CA 90803
 (Address of principal executive offices) (zip code)

(949) 285-9454
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01  Changes in Registrant’s Certifying Accountant

Resignation of Previous Independent Registered Public Accounting Firm

On July 12, 2013, Ronald R. Chadwick, PC, our independent auditor, notified us that it will not be performing public company audit work effective December 31, 2013.

Ronald R. Chadwick, P.C. audited our financial statements, including our balance sheets as of December 31, 2012 and 2011 and our related statements of operations, changes in stockholders’ equity, and statements of cash flows for the period from July 19, 2004 (inception) through December 31, 2012. The audit report of Ronald R. Chadwick, P.C. on our financial statements for the period stated above (the “Audit Period”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, but the reports of Ronald R. Chadwick, P.C., for the Audit Period contained an emphasis of a matter paragraph which indicated conditions existed which raised substantial doubt about our ability to continue as a going concern.

During the fiscal years ended December 31, 2012 and 2011 and through Ronald R. Chadwick, P.C.’s resignation on December 31, 2013, there were (1) no disagreements with Ronald R. Chadwick, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Ronald R. Chadwick, P.C., would have caused Ronald R. Chadwick, P.C. to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

We furnished Ronald R. Chadwick, P.C. with a copy of this disclosure on April 10, 2014, providing Ronald R. Chadwick, P.C. with the opportunity to furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. We have not received a copy of Ronald R. Chadwick, P.C.’s letter to the SEC as of this filing, but we will file an amendment to this Form 8-K attaching such letter as an exhibit when we receive it.

Engagement of New Independent Registered Public Accounting Firm

Since Ronald R. Chadwick, P.C. resigned as our independent auditor, the Board of Directors appointed Anton & Chia, LLP (“Anton”) as our independent auditor, effective February 24, 2014.

During the year ended December 31, 2013 and through the date hereof, neither the Company nor anyone acting on its behalf consulted Anton with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Anton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Section 5 – Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2013, Mr. Nicholas Limer resigned from our Board of Directors and as our Secretary, effective immediately. We are not aware of any disagreements with Mr. Limer of the nature required to be disclosed in this Current Report.

On July 31, 2013, Mr. Sam Satyanarayana resigned from our Board of Directors, effective immediately. We are not aware of any disagreements with Mr. Satyanarayana of the nature required to be disclosed in this Current Report.

As a result of Mr. Limer’s resignation as our Secretary, our Board of Directors has appointed Mr. Charles Bennington, our sole officer, as our Secretary.

Charles Bennington has been TBT's President and its Principal Executive, Financial and Accounting Officer since December 2006, and its Secretary since July 2013. Between May 2005 and December 2006 Mr. Bennington was TBT's Chief Operating Officer. Mr. Bennington has been a director of TBT since April 2005. Mr. Bennington holds a Degree in Finance and Banking from the University of Miami, Ohio. Mr. Bennington’s over 35 years of experience of positions held in senior executive management and/or as a member of the Board of Directors, combined with the fact he was TBT’s President at the time we acquired TBT and had experience with managing TBT’s development of the SOBR™ device led us to believe Mr. Bennington is an ideal director for our company considering where we are in our development, as well as our dependence on successfully implementing a strategy to further develop the SOBR™ device and attempt to sell it in various marketplaces.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransBiotec, Inc. a Delaware corporation

Dated: April 14, 2014	By:	/s/ Charles Bennington
Charles Bennington
	Its:	President